PROSPECTUS Dated                     Pricing Supplement No. 28
March 1, 1996                        Effective November 11, 1996




                   U.S. $1,000,000,000        Rule 424(b)(3)
                                          Registration Statement
                FORD MOTOR CREDIT COMPANY     No. 33-62973

              VARIABLE DENOMINATION FLOATING
                    RATE DEMAND NOTES


                    ------------------


                          Interest Rate Per Annun
                         -------------------------

Period        Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning     Under $15,000    $15,000-$49,999   $50,000 and over
---------     --------------   ---------------   ----------------

11/11/96          5.10%             5.30%             5.50%